EXHIBIT 32.1


                    CERTIFICATION OF PRESIDENT
                AS ADOPTED PURSUANT TO SECTION 906
                OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the accompanying Form 10-QSB of Dover Investments Corporation for the quarter ended September 30, 2003,
I,   Frederick M. Weissberg, Chairman of the Board and
President of Dover Investments Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Form 10-QSB for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Form 10-QSB for the quarter ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Dover Investments Corporation.



Date:     November 7, 2003  By: /s/ Frederick M. Weissberg
                                                       Frederick M. Weissberg
                                                       Chairman of the Board
                                                         and President


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dover Investments Corporation and will be retained by Dover Investments Corporation and furnished to the Securities and Exchange Commission or its staff upon request.